Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations presented herein are derived from, and should be read in conjunction with, the audited historical financial statements and notes thereto of The Gymboree Corporation and subsidiaries (the “Company”), as presented in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, and the Company’s unaudited condensed consolidated financial statements, as presented in the Company’s Quarterly Report on Form 10-Q for the 13 weeks ended April 30, 2016.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the acquisition by ZEAVION of Gymboree Play Programs, Inc. and certain assets from Gym-Mark, Inc. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd. (the “Transaction”). The unaudited pro forma condensed consolidated statements of operations are presented as if the Transaction occurred on February 3, 2013, and exclude results from discontinued operations. The unaudited pro forma condensed consolidated balance sheet as of April 30, 2016 is presented as if the Transaction occurred on April 30, 2016.

The pro forma consolidated financial statements are provided for informational purposes  only and do not purport to represent, and are not necessarily indicative of, what the Company’s actual financial position and results of operations would have been had the Transaction occurred on the dates indicated, and should not be considered to be indicative of the Company’s future financial performance. Pro forma adjustments are preliminary unaudited estimates that are subject to further adjustment in connection with the Company’s fiscal-year end closing process.

In accordance with SEC regulations, the unaudited pro forma condensed consolidated financial statements reflect adjustments to the extent they are directly attributable to the Transaction, factually supportable and, for statement of operations purposes, are expected to have a continuing impact on the Company’s results of operations.

The “Historical” column in the unaudited Pro Forma Condensed Consolidated Financial Statements reflects the Company’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Transaction and related events.

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

13 WEEKS ENDED APRIL 30, 2016

(In Thousands)

(Unaudited)

	Historical	Pro Forma Adjustments (a)	Pro Forma
Net sales:
Retail	$271,276	$(7)	$271,269
Gymboree Play & Music	10,094	(10,094)	—
Retail Franchise	3,671	—	3,671

Total net sales	285,041	(10,101)	274,940
Cost of goods sold, including buying and occupancy expenses	(168,585)	1,893	(166,692)

Gross profit	116,456	(8,208)	108,248
Selling, general and administrative expenses	(114,032)	5,128 (b)	(108,904)

Operating income	2,424	(3,080)	(656)
Interest income	105	(100)	5
Interest expense	(19,807)	—	(19,807)
Gain on extinguishment of debt	48,804	—	48,804
Other income, net	112	(29)	83

Income before income taxes	31,638	(3,209)	28,429
Income tax (expense) benefit	(697)	1,265 (c)	568

Net income	30,941	(1,944)	28,997
Net loss attributable to noncontrolling interest	1,905	1,391	3,296

Net income attributable to The Gymboree Corporation	$32,846	$(553)	$32,293

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED JANUARY 30, 2016

(In Thousands)

(Unaudited)

	Historical	Pro Forma Adjustments (a)	Pro Forma
Net sales:
Retail	$1,184,606	$—	$1,184,606
Gymboree Play & Music	41,212	(41,212)	—
Retail Franchise	21,533	—	21,533

Total net sales	1,247,351	(41,212)	1,206,139
Cost of goods sold, including buying and occupancy expenses	(761,108)	8,351	(752,757)

Gross profit	486,243	(32,861)	453,382
Selling, general and administrative expenses	(444,249)	17,144 (b)	(427,105)

Operating income	41,994	(15,717)	26,277
Interest income	114	(73)	41
Interest expense	(85,990)	—	(85,990)
Gain on extinguishment of debt	41,522	—	41,522
Other expense, net	(692)	102	(590)

Loss before income taxes	(3,052)	(15,688)	(18,740)
Income tax expense	(5,712)	3,438 (c)	(2,274)

Net loss	(8,764)	(12,250)	(21,014)
Net (income) loss attributable to noncontrolling interest	(1,412)	6,426	5,014

Net loss attributable to The Gymboree Corporation	$(10,176)	$(5,824)	$(16,000)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED JANUARY 31, 2015

(In Thousands)

(Unaudited)

	Historical	Pro Forma Adjustments (a)	Pro Forma
Net sales:
Retail	$1,178,476	$—	$1,178,476
Gymboree Play & Music	30,908	(30,908)	—
Retail Franchise	19,356	—	19,356

Total net sales	1,228,740	(30,908)	1,197,832
Cost of goods sold, including buying and occupancy expenses	(760,192)	6,331	(753,861)

Gross profit	468,548	(24,577)	443,971
Selling, general and administrative expenses	(448,356)	13,611 (b)	(434,745)
Goodwill and intangible asset impairment	(591,396)	—	(591,396)

Operating loss	(571,204)	(10,966)	(582,170)
Interest income	245	(17)	228
Interest expense	(82,378)	—	(82,378)
Other expense, net	(594)	59	(535)

Loss before income taxes	(653,931)	(10,924)	(664,855)
Income tax benefit	73,820	2,754 (c)	76,574

Net loss	(580,111)	(8,170)	(588,281)
Net loss attributable to noncontrolling interest	6,006	74	6,080

Net loss attributable to The Gymboree Corporation	$(574,105)	$(8,096)	$(582,201)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED FEBRUARY 1, 2014

(In Thousands)

(Unaudited)

	Historical	Pro Forma Adjustments (a)	Pro Forma
Net sales:
Retail	$1,197,176	$—	$1,197,176
Gymboree Play & Music	25,685	(25,685)	—
Retail Franchise	21,708	—	21,708

Total net sales	1,244,569	(25,685)	1,218,884
Cost of goods sold, including buying and occupancy expenses	(768,555)	5,677	(762,878)

Gross profit	476,014	(20,008)	456,006
Selling, general and administrative expenses	(443,923)	13,060 (b)	(430,863)
Goodwill and intangible asset impairment	(157,189)	—	(157,189)

Operating loss	(125,098)	(6,948)	(132,046)
Interest income	186	(86)	100
Interest expense	(81,558)	—	(81,558)
Loss on extinguishment of debt	(834)	—	(834)
Other expense, net	(503)	(181)	(684)

Loss before income taxes	(207,807)	(7,215)	(215,022)
Income tax benefit	1,456	459 (c)	1,915

Net loss	(206,351)	(6,756)	(213,107)
Net loss attributable to noncontrolling interest	3,324	1,545	4,869

Net loss attributable to The Gymboree Corporation	$(203,027)	$(5,211)	$(208,238)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

APRIL 30, 2016

(In Thousands, except share and per share data)

(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$62,168	$115,856	(d), (e)	$178,024
Accounts receivable	20,833	(4,209	) (e)	16,624
Merchandise inventories	198,618	(4,043	) (e)	194,575
Prepaid income taxes	2,493	—		2,493
Prepaid expenses	5,862	(1,769	) (e)	4,093

Total current assets	289,974	105,835		395,809

Property and equipment, net	150,940	(2,885	) (e)	148,055
Goodwill	373,845	(16,389	) (e)	357,456
Other intangible assets, net	340,510	(37,363	) (e)	303,147
Other assets	7,331	(1,518	) (e)	5,813

Total assets	$1,162,600	$47,680		$1,210,280

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$94,162	$(1,077	) (e)	$93,085
Accrued and other current liabilities	121,598	9,605	(b), (e), (f)	131,203
Line of credit borrowings	43,000	—		43,000
Current portion of ABL term loan	2,500	—		2,500

Total current liabilities	261,260	8,528		269,788

Long-term liabilities:
Long-term debt, net	1,010,709	—		1,010,709
Long-term sale-leaseback financing liability, net	25,545	—		25,545
Lease incentives and other liabilities	45,593	(316	) (e)	45,277
Unrecognized tax benefits	5,111	—		5,111
Deferred income taxes	123,567	(12,556	) (e), (g)	111,011

Total liabilities	1,471,785	(4,344)		1,467,441

Stockholders’ deficit:
Common stock, including additional paid-in capital ($0.001 par value: 1,000 shares authorized, issued and outstanding)	526,381	—	(e)	526,381
Accumulated deficit	(830,693)	55,975	(f), (h)	(774,718)
Accumulated other comprehensive loss	(8,721)	—		(8,721)

Total stockholders’ deficit	(313,033)	55,975		(257,058)
Noncontrolling interest	3,848	(3,951	) (e)	(103)

Total deficit	(309,185)	52,024		(257,161)

Total liabilities and stockholders’ deficit	$1,162,600	$47,680		$1,210,280

Notes to the Unaudited Pro Forma Financial Statements

a.	The Pro Forma Adjustments columns in the unaudited pro forma condensed consolidated financial statements represent the historical financial results of Gymboree Play Programs, Inc. and the Company’s variable interest entity (“VIE”), Gymboree (Tianjin) Educational Information Consultation Co. Ltd (“Gymboree Tianjin”). The Company has agreed to provide various services on an interim, transitional basis to ZEAVION for up to 12 months. Due to the short duration of the transitional service period, the cost of these various services have not been included as a pro forma adjustment.

b.	The pro forma adjustment in the condensed consolidated statements of operations includes estimated payroll and distribution overhead costs that were historically recorded at the parent company (The Gymboree Corporation) level. The pro forma adjustment in the condensed statements of operations for the first quarter of 2016 and for the fiscal year 2015 includes professional fees incurred as a result of the Transaction. The pro forma adjustment in the condensed consolidated balance includes professional fees incurred as a result of the Transaction.

c.	The pro forma adjustment represents the estimated tax effect for the periods presented.

d.	The pro forma adjustment represents proceeds of $127.5 million received by the Company from the Transaction, reduced by Gymboree Tianjin cash and cash equivalents. The Company expects to use the proceeds to pay the accrued tax liability attributable to the Transaction, for general corporate purposes and otherwise in accordance with the covenants governing the Company’s existing indebtedness.

e.	The pro forma adjustments represent the elimination of the assets and liabilities of Gymboree Play Programs, Inc. and Gymboree Tianjin.

f.	The pro forma adjustment includes an accrual for a management fee of approximately $1.3 million payable to Bain Capital Private Equity, LP (“Bain Capital”) in connection with the Transaction pursuant to a Management Agreement with Bain Capital dated as of April 22, 2012. The Management Agreement provides that Bain Capital is entitled to receive fees in connection with certain financing, acquisition, disposition and change of control transactions equal to 1% of the gross transaction value of any such transaction. The pro forma adjustment also includes an accrual of estimated Transaction related professional fees of $1.4 million as well as estimated income taxes attributable to the Transaction.

g.	The pro forma adjustment represents the estimated reduction to deferred income taxes of approximately $13.0 million.

h.	An estimated gain of approximately $56.0 million related to the Transaction has not been included in the pro forma adjustments on the condensed consolidated statements of operations as it is considered to be nonrecurring in nature. In addition, this estimated gain is a preliminary unaudited estimate that is subject to further adjustment in connection with the Company’s fiscal year-end closing process. The pro forma adjustment does not include an accrual for a Payment Event under the Company’s 2013 Gymboree China Phantom Equity Incentive Plan, which the Company believes will not be material.